EXHIBIT 10.9

                                                                  EXECUTION COPY

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                          MANAGEMENT SERVICES AGREEMENT

                                     BETWEEN

         MADISON MEDICAL-THE PRIVATE PRACTICE GROUP OF NEW YORK, L.L.P.,

                                       AND

                        UPTOWN PHYSICIAN MANAGEMENT, INC.

                          Dated as of December 11, 1995



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.    Retention of the Management Company...........................  1

SECTION 2.    Term   .......................................................  2

SECTION 3.    Management Services...........................................  2

SECTION 4.    Joint Management Advisory Board...............................  3

SECTION 5.    Obligations of the Medical Group..............................  4

SECTION 6.    Fees   .......................................................  5

SECTION 7.    Certain Covenants.............................................  5

SECTION 8.    Insurance and Indemnity.......................................  6

SECTION 9.    Default.......................................................  7

SECTION 10.   Termination...................................................  8

SECTION 11.   Non-Disclosure of Confidential Information....................  8

SECTION 12.   Restrictive Covenants.........................................  9

SECTION 13.   Activities of the Management Company.......................... 10

SECTION 14.   Assignment.................................................... 11

SECTION 15.   Notices....................................................... 11

SECTION 16.   Benefits of Agreement; No Third Party
                     Beneficiaries.......................................... 12

SECTION 17.   Governing Law and Arbitration................................. 12

SECTION 18.   Headings...................................................... 12

SECTION 19.   Entire Agreement; Amendments.................................. 12

SECTION 20.   Severability.................................................. 12

SECTION 21.   Counterparts.................................................. 13

SECTION 22.   Waivers....................................................... 13

SECTION 23.   Survival of Termination....................................... 13

SECTION 24.   Contract Modification for Prospective Legal
                     Events................................................. 13


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                                   ATTACHMENTS

SCHEDULE I     --  Management Services

SCHEDULE II    --  Actual Costs

SCHEDULE III   --  Full-Time Employees

SCHEDULE IV    --  Medical Group Expenses

SCHEDULE V     --  Billing Fee

SCHEDULE VI    --  Management Fee

SCHEDULE VII   --  Hardware, Software and Maintenance Fee

SCHEDULE VIII  --  Information Management Fee

EXHIBIT A      --  Guarantee


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                             INDEX OF DEFINED TERMS

Term                                                                     Section
- ----                                                                     -------

ACN....................................................................... 3(d)
Actual Costs...............................................................3(b)
Actual Revenues................................................Schedule V(3)(i)
Additional Term............................................................2(a)
Administrative Personnel..........................................Schedule I(5)
Aggregate Collections..........................................Schedule V(2)(a)
AHC........................................................................3(d)
Agreements............................................................Exhibit A
Annualized Revenues...........................................Schedule V(3)(ii)
Applicable Law.............................................................3(c)
Authorized Officer.........................................................1(d)
Base Term..................................................................2(a)
Base Burden Percentage...........................................Schedule VI(3)
Billing Fee.............................................................6(a)(i)
Burden Agreement.................................................Schedule VI(3)
Competitive Business......................................................12(b)
confidential or proprietary information...................................11(b)
Data.............................................................Schedule I(11)
Documents..................................................................1(d)
Effective Date.............................................................2(a)
Facility...................................................................5(b)
First Renegotiated Percentage..........................................6(a)(ii)
Guarantee..................................................................7(c)
Hardware, Software and Maintenance Fee.....................................6(b)
IDX.......................................................................10(c)
Information Management Fee.................................................6(d)
JMAB.......................................................................4(a)
Letter Agreement...........................................................3(d)
Loss.............................................................Schedule VI(3)
Managed Care Contracts...........................................Schedule I(13)
Management Company.....................................................Preamble
Management Company Default.................................................9(a)
Management Company Disclosees.............................................11(a)
Management Company Representatives.........................................4(a)
Management Fee.............................................................6(b)
Management Services........................................................1(a)
Medical Group..........................................................Preamble
Medical Group Default......................................................9(b)
Medical Group Disclosees..................................................11(a)
Medical Group Representatives..............................................4(a)
Medical Personnel.................................................Schedule I(6)
Medical Practice...........................................................7(a)
Medical Services.......................................................Preamble
Monthly Actual Costs.............................................Schedule VI(1)
Monthly Collections............................................Schedule V(2)(a)
Network..........................................................Schedule I(15)
New Offer.................................................................24(b)
Offer.....................................................................24(b)
Offeror...................................................................24(b)
On-line Date ..................................................... Schedule VII
Operating Account.........................................Schedule I (3)(a)(vi)


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Period............................................................Schedule VI(3)
Physician Employees................................................Schedule I(6)
Physician Partners.................................................Schedule I(6)
Potential Transaction.......................................................7(a)
Renegotiated Information Management Fee............................Schedule VIII
Renegotiated Percentage.................................................6(a)(ii)
Reimbursement Obligation...................................................10(c)
Saving Schedule...................................................Schedule VI(3)
Second Installment..............................................Schedule VIII(a)
Section 17 coverage.........................................................8(a)
Stub Period........................................................Schedule V(3)
Sublicense Agreement...................................................Exhibit A
Term........................................................................2(a)
Termination Date...........................................................10(b)
Third Party................................................................24(b)
Transfer...................................................................24(b)


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                                             MANAGEMENT SERVICES AGREEMENT
                                             dated as of December 11, 1995,
                                             between MADISON MEDICAL-THE PRIVATE
                                             PRACTICE GROUP OF NEW YORK, L.L.P.,
                                             a New York limited liability
                                             partnership (the "Medical Group"),
                                             and UPTOWN PHYSICIAN MANAGEMENT,
                                             INC., a Delaware corporation (the
                                             "Management Company").

     The Medical Group is a limited liability partnership involved in providing a range of medical services including primary care and specialty medical services (the "Medical Services") to the general public. The Management Company is a corporation engaged in the business of providing administrative, financial, marketing, information technology and operational services to professional medical organizations. The Management Company and the Medical Group desire to enter into this Agreement, pursuant to which, among other things, the Management Company will render services to the Medical Group.

     ACCORDINGLY, the Medical Group and the Management Company agree as follows:

     SECTION 1. Retention of the Management Company. (a) The Medical Group hereby retains the Management Company to provide the management and administrative services (the "Management Services") described on Schedule I, and the Management Company accepts such retention, upon the terms and subject to the conditions set forth herein.

     (b) During the Term (as defined below) of this Agreement, the Management Company shall be the exclusive provider of the Management Services utilized by the Medical Group. Notwithstanding anything contained herein to the contrary,
(i) the Management Company and the Medical Group intend to act and perform with respect to each other as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties and (ii) the Management Company is hereby engaged solely to provide the Management Services to the Medical Group and shall not interfere with, control, direct or supervise the Medical Group or any licensed medical professional employed thereby in connection with the provision of the Medical Services.

     (c) The parties agree that the benefits to the Medical Group hereunder do not require, are not payment for and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by the Management Company to any of the Medical Group's patients in any medical facility or laboratory controlled, managed or operated by the Management Company or to any other medical practice to which the Management Company or its affiliates provides management services.


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     (d) The Medical Group hereby designates and appoints the Management Company to be the agent of the Medical Group during the Term to perform the following duties and for those purposes incidental thereto: (i) to bill patients and third party payors in the Medical Group's name and on its behalf; (ii) to collect accounts receivable resulting from such billing and deposit such amounts in the Operating Account (as defined in Schedule I); (iii) to receive payments and prepayments from the Medical Group's patients, Blue Cross and Blue Shield organizations, insurance companies, health care plans, Medicare, Medicaid, HMO's and any and all other third party payors and deposit such amounts in the Operating Account; (iv) to take possession of and endorse in the name of the Medical Group (and/or in the name of an individual physician, if such payment is intended for purposes of payment of such physician's bill) any notes, checks, money orders, insurance payments, cash, cash equivalents and other instruments received in payment of accounts receivable and deposit such amounts in the Operating Account; and (v) to initiate, with the reasonable and timely consent of the Medical Group, the institution of legal proceedings in the name of the Medical Group to collect any accounts and monies owed to the Medical Group, to enforce the rights of the Medical Group as a creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors. The Management Company, in its capacity as agent pursuant to this
Section 1(d), shall not have any duties or responsibilities except those expressly set forth in Sections 1(d)(i) through (v) above. From time to time at the Management Company's request, the Medical Group shall make available to the Management Company an authorized officer (the "Authorized Officer") of the Medical Group to sign any letters, checks, instruments or other documents (the "Documents") on behalf of the Medical Group that are necessary for the Management Group to perform its duties as agent under this Section 1(d) and the Management Services. If the Management Company notifies the Medical Group that the Authorized Officer is not signing the Documents in a timely manner, the Management Company shall not be liable for any failure to perform its duties as agent hereunder or failure to perform the Management Services arising from the failure of the Authorized Officer to sign the Documents in a timely manner.

     SECTION 2. Term. (a) This Agreement shall commence on the date hereof (the "Effective Date") and shall expire on the twentieth anniversary of the Effective Date unless terminated earlier pursuant to the terms hereof (the "Base Term") or extended for one or more additional terms (each an "Additional Term" and together with the Base Term, the "Term") upon the mutual agreement in writing of the Medical Group and the Management Company.

     SECTION 3. Management Services. (a) The Management Company shall be the manager and administrator of the Management


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Services for the Medical Group. The Management Company shall have no authority, directly or indirectly, to perform, and shall not perform, any medical function. The Management Company may, however, advise the Medical Group as to the relationship between its performance of medical activities and the administrative and business functioning of its practice.

     (b) The Management Company shall provide the Management Services and pay on behalf of the Medical Group on a monthly basis the costs and expenses (the "Actual Costs") described on Schedule II relating to the Management Services;
                             -----------
provided, however, that the costs and expenses relating to the full-time
- --------  -------
employees listed on Schedule III employed by the Medical Group after December
                    ------------
11, 1995, shall, from the date hereof until December 31, 1996, be (i) excluded from the definition of Actual Costs and (ii) borne equally by the Medical Group and the Management Company.

     (c) The Management Company shall not be liable to the Medical Group for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, changes in any provision of laws, statutes, ordinances, rules, regulations, permits, certificates, writs, decrees or orders of any governmental authority ("Applicable Law") or other events over which the Management Company has no control for so long as such events continue and for a reasonable time thereafter; provided, however, that the Management Company shall use its best efforts to provide the Management Services notwithstanding the occurrence of an event set forth in this Section 3(c).

     (d) EXCEPT AS SET FORTH IN THE LETTER AGREEMENT (THE "LETTER AGREEMENT"), DATED THE DATE HEREOF, AMONG ADVANCED HEALTH CORPORATION ("AHC"), ADVANCED CLINICAL NETWORKS CORPORATION ("ACN"), UPTOWN PHYSICIAN MANAGEMENT, INC. AND THE MEDICAL GROUP, THE MEDICAL GROUP ACKNOWLEDGES THAT THE MANAGEMENT COMPANY MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE SUITABILITY OR ADEQUACY OF ANY FACILITIES, EQUIPMENT, COMPUTER HARDWARE, THIRD-PARTY COMPUTER SOFTWARE, FURNISHINGS, INVENTORY OR SUPPLIES PROVIDED PURSUANT TO THIS AGREEMENT FOR THE CONDUCT OF A MEDICAL PRACTICE OR FOR ANY OTHER PARTICULAR PURPOSE. Nothing in this Agreement shall be construed to affect or limit in any way the professional discretion of the Medical Group to select and use facilities, equipment, computer hardware or software, furnishings, inventory and supplies purchased by the Management Company in accordance with the terms of this Agreement insofar as such selection or use constitutes or might constitute the practice of medicine.

     SECTION 4. Joint Management Advisory Board. (a) The parties shall establish a joint management advisory board (the "JMAB") which shall be responsible for developing management and administration policies for the overall operation of the Medical Group and the delivery of Medical Services. The JMAB shall initially consist of five members. The Management Company shall designate, in its sole discretion, two members (the "Management Company Representatives") of the JMAB. The Medical Group shall designate, in its sole discretion, three members (the "Medical Group Representatives") of the JMAB which Medical Group


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Representatives shall each be duly licensed and registered Physician Partners
(as defined below). The Medical Group shall at any and all times maintain a simple majority of the members of the JMAB. All actions taken by, or decisions of, the JMAB shall require the vote of a majority of the members of the JMAB.

     SECTION 5. Obligations of the Medical Group. (a) The Medical Group shall provide professional services to patients in compliance at all times with ethical standards, laws and regulations applying to the medical profession. The Medical Group shall ensure that each Medical Personnel providing medical care to patients of the Medical Group is duly licensed by and registered with the State of New York and any other state in which such Medical Personnel may provide medical care. The Medical Group shall monitor the quality of medical care provided by Medical Personnel associated with the Medical Group.

     (b) The Medical Group shall use and occupy any Facility (as defined below) principally for the practice of medicine and shall comply with all applicable federal, state and local rules, laws, regulations, ordinances and standards of medical care. The medical practice or practices conducted at any Facility shall be conducted solely by Medical Personnel associated with the Medical Group, and no other physician or medical practitioner shall be permitted to use or occupy any such Facility without prior written notice to the Management Company and the prior written consent of the Medical Group. The term "Facility" shall mean any medical facility or laboratory controlled, managed or operated by the Management Company.

     (c) The Medical Group shall have control of and responsibility for the compensation of its Medical Personnel, although, at the request of the Medical Group, the Management Company shall consult with the Medical Group regarding such matters. The Medical Group shall be responsible for the payment of salaries and wages, payroll taxes, benefits and all other taxes and charges now or hereafter applicable to such Medical Personnel.

     (d) The Medical Group and its Medical Personnel shall be solely responsible for the cost of membership in professional associations and continuing professional education.

     (e) The Medical Group shall obtain and maintain professional liability insurance for the Medical Group and its Medical Personnel and shall cooperate with the Management Company in ensuring that its Medical Personnel are insurable.

     (f) The Medical Group shall not be liable to the Management Company for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, changes in Applicable Law or other events over which the Medical Group has no control for so long as such events continue and for a reasonable time thereafter; provided, however,


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that the Medical Group shall use its best efforts to continue to provide the
Medical Services notwithstanding the occurrence of an event set forth in this
Section 5(f).

     (g) The Medical Group shall be solely responsible for all costs, fees and expenses related to the items and services listed on Schedule IV.

     SECTION 6. Fees. (a) (i) In consideration of the billing and collection services rendered by the Management Company, the Medical Group shall pay to the Management Company on the first business day of each month the billing fee set forth on Schedule V (the "Billing Fee") for such services rendered during the
         ----------
prior calendar month.

     (ii) Commencing on March 31, 1997, the Medical Group and the Management Company shall review the Billing Fee then in effect and negotiate in good faith based on such review the renegotiated percentage (the "Renegotiated Percentage"). If the parties fail to reach a mutually acceptable agreement on or before April 30, 1997, the parties will enter into baseball-style arbitration in which the Renegotiated Percentage shall be determined by an independent arbitrator mutually agreed to by the parties, such arbitration to take place during the 60 day period ending on June 30, 1997. Each party shall submit its proposal for the Renegotiated Percentage to the arbitrator. The arbitrator shall review such proposals and the fees charged by third parties for billing and collection services in comparable geographic regions for a comparable mix of primary and specialty physician practices. After such review, the arbitrator shall select either the Medical Group's or the Management Company's proposal for the Renegotiated Percentage and shall issue a written determination setting forth the Renegotiated Percentage and the basis for such determination. The arbitrator's decision shall be final and binding on the parties.

     (b) In consideration of the Management Services rendered by the Management Company during the Term, the Medical Group shall pay to the Management Company the monthly management fee set forth on Schedule VI (the "Management Fee"). The
                                        -----------
equal estimated installments on the first business day of each week during the Term (with any adjustments to be made at the end of each month).



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     (c) In consideration of the hardware, software, maintenance, installation and training services provided by the Management Company to the Medical Group on a turnkey basis, the Medical Group shall pay the fees listed on Schedule VII
                                                                ------------
(the "Hardware, Software and Maintenance Fee"). The Management Company shall use every reasonable effort to provide the hardware for the Med-E-Practice system at ACN's cost to purchase such hardware paid to an unrelated third party or to an affiliate. In connection therewith, the Management Company shall present three competitive bids for the supply of hardware for the Med-E-Practice system (or such lesser number of bids, if less than three bids are received by the Management Company) to the JMAB. The JMAB shall approve one of the bids and the Management Company shall procedure such hardware from such approved bidder.

     (d) In consideration of the financial reporting and clinical data management services rendered by the Management Company during the Term, the Medical Group shall pay to the Management Company the information management fees (the "Information Management Fee") set forth on Schedule VIII.
                                                     -------------

     (e) The fees charged by the Management Company hereunder shall be no less favorable to the Medical Group than the fees charged by ACN or an affiliate thereof for management services rendered to other practice management clients with a reasonably comparable mix of specialists in the boroughs of Manhattan, Brooklyn, Queens, Staten Island and/or the Bronx. Such fees charged to the Medical Group shall be adjusted, if necessary, to reflect the most favored customer rates of ACN and its affiliates.

     (f) The Medical Group shall pay its obligations to the Management Company in a prompt and timely manner.


     SECTION 7. Certain Covenants. (a) Except for the physician practices and groups of physicians (each, a "Medical Practice") that the Management Company has entered into an agreement or is engaged in confidential negotiations with prior to the date hereof with respect to the provision of management services,
(i) neither AHC, any affiliate thereof nor the Management Company shall during the Term provide the Management Services to any other multi-specialty or primary care Medical Practice maintaining an office or practicing within the geographic area bounded by East 42nd Street, Fifth Avenue, East 110th Street and the East River in the borough of Manhattan in the State of New York without the written consent of the Medical Group and (ii) prior to entering into an agreement to provide Management Services to any Medical Practice maintaining an office or practicing within the geographic areas bounded by 34th Street, the East River, 110th Street and the Hudson River in the borough of Manhattan in the State of New York, the Management Company and AHC or any affiliate thereof shall use every reasonable effort to introduce such Medical Practice to the Medical Group for the purpose of the Medical Group exploring a possible merger or combination with or acquisition of the capital stock or assets of such Medical Practice (a "Potential Transaction"). If either the Medical Practice or the Medical Group orally opposes a Potential Transaction after such introduction, then the Management Company may enter into an agreement to provide management services to such Medical Practice without any restriction other than the restrictions set forth in Section 6(e).

     (b) The Management Company shall use every reasonable effort to assist the Medical Group to comply with the National Committee for Quality Assurance standards prior to the Management Company having any obligation under this Agreement to provide Management Services to the Medical Group with respect to Managed Care Contracts.

     (c) AHC shall unconditionally guarantee the due and punctual performance when due of all obligations, financial or otherwise, of the Management Company under this Agreement pursuant to the guarantee substantially in the form of Exhibit A (the "Guarantee").




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     (d) In performing their respective obligations under this Agreement, each of the Management Company and the Medical Group shall comply with all Applicable Law.

     (e) All costs and expenses relating to the incorporation, formation and maintenance of the Management Company shall be borne by ACN.

     SECTION 8. Insurance and Indemnity. (a) The Medical Group shall maintain comprehensive professional liability insurance at least sufficient to comply with any regulatory requirement and/or contractual requirement to which such physician or the Medical Group may be subject and a separate limit for the Medical Group. If excess coverage is available to the Physician Partners or Physician Employees through their affiliate hospitals at no charge (referred to as "Section 17 coverage"), they shall obtain and maintain such excess coverage at all times during the Term. The Medical Group shall be responsible for all liabilities in excess of the limits of such policies.

     (b) The Medical Group shall indemnify, hold harmless and defend the Management Company, its officers, directors, shareholders, employees, agents and medical professional independent contractors from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees and expenses), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) any acts or omissions of the Medical Group, its members or employees or (ii) any breach of or failure to perform any obligation under this Agreement by the Medical Group and/or its partners, agents, employees and/or subcontractors (other than the Management Company) during the Term. In addition, the Medical Group shall reimburse the Management Company for any legal expenses incurred by reason of the Management Company or any affiliate thereof being named as a party to any suit or claim based upon Medical Services provided by the Medical Group, its members or employees.

     (c) The Management Company shall indemnify, hold harmless and defend the Medical Group, its officers, directors, partners, employees, agents and independent contractors from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees and expenses), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) the performance of Management Services, (ii) any other acts or omissions, (iii) any breach of or failure to perform any obligation under this Agreement by the Management Company and/or its partners, agents, employees and/or subcontractors (other than the Medical Group) or (iv) any erroneous or fraudulent Medical Group billing caused solely by the Management Company's negligence. In addition, the Management Company shall reimburse the Medical Group for any legal expenses


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

incurred by reason of the Medical Group or any affiliate thereof being named as a party to any suit or claim based upon Management Services provided by the Management Company, its members or employees.

     SECTION 9. Default. (a) The occurrence of any one or more of the following events shall constitute a default by the Management Company (a "Management Company Default") under this Agreement:

          (i) in the event the Management Company materially defaults in the performance of any duty or obligation imposed on it by this Agreement and such default shall continue for a period of 30 days after written notice thereof has been given to the Management Company by the Medical Group;

          (ii) in the event the Management Company files a petition in bankruptcy or makes an assignment for the benefit of creditors or otherwise seeks relief from creditors under a federal or state bankruptcy, insolvency, reorganization or moratorium statute, or the Management Company is the subject of an involuntary petition in bankruptcy which is not set aside within 90 days after its filing:

          (iii) in the event that AHC or any affiliate thereof breaches any of the representations and warranties and covenants in the Letter Agreement in any material respect and such breach shall continue for a period of 30 days after written notice thereof has been given to the Management Company by the Medical Group;

          (iv) in the event the Management Company materially defaults in the performance of the Management Services set forth in on Schedule I in any material respect and such default shall continue for a period of 30 days after written notice thereof has been given to the Management Company by the Medical Group;

          (v) in the event the Management Company, AHC or any affiliate thereof enters into a management agreement with a third party medical practice and the performance by the Management Company, AHC or any affiliate thereof of its obligations under such management agreement will have a material and adverse effect on the financial condition and results of operations of the Medical Group and such management agreement shall remain in effect for a period of 30 days after written notice thereof has been given to the Management Company by the Medical Group; or

          (vi) in the event the Management Company shall fail to use its best efforts to introduce the Medical Group



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     to managed care payors in accordance with paragraph (13) of Schedule I.

     (b) The occurrence of any one or more of the following events shall constitute a default by the Medical Group (a "Medical Group Default") under this
Agreement:

          (i) in the event the Medical Group shall materially default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of 30 days after written notice thereof has been given to the Medical Group by the Management Company; or

          (ii) in the event the Medical Group files a petition in bankruptcy or makes an assignment for the benefit of creditors or otherwise seeks relief from creditors under a federal or state bankruptcy, insolvency, reorganization or moratorium statute, or the Medical Group is the subject of an involuntary petition in bankruptcy which is not set aside within 90 days after its filing.

     SECTION 10. Termination. (a) The Medical Group may terminate this Agreement effective immediately by giving written notice to the Management Company of a Management Company Default.

     (b) The Medical Group may terminate this Agreement without cause with effect on any anniversary date of the Effective Date during the Term (the"Termination Date") by giving the Management Company 180 days prior written notice of such Termination Date subject to the following:


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

          (i) from the Effective Date until the first anniversary of the Effective Date, the Medical Group shall not terminate this Agreement without cause; and

          (ii) from the first anniversary of the Effective Date until the tenth anniversary of the Effective Date, the Medical Group may terminate this Agreement without cause by paying to the Management Company on the Termination Date a termination fee equal to [ ]* After the tenth anniversary of the Effective Date, the Medical Group may terminate this Agreement without cause and, in such event, the Medical Group shall have no obligation to pay to the Management Company a termination fee.

     (c) The Management Company may terminate this Agreement effective immediately by giving written notice to the Medical Group of a Medical Group Default; provided, however, that for a period not to exceed 90 days after any such termination the Management Company shall continue to render the Management Services, if, and only if, the Medical Group continues paying to the Management Company the fees set forth in Section 6 (subject the amount of any shortfall in the Management Company's Group terminates this Agreement as a result of a Management Company Default, the Management Company shall use its best efforts to ensure continuity for the Medical Group with respect software; provided,
                                                               --------
however, that the Management Company shall reimburse the Medical Group up to
- -------
[ ]* per physician user (the :Reimbursement Obligation") in the event the Medical Group is required to pay IDX for the right to continue to use the IDX practice management software after any such termination.

     (d) If the Medical Group terminates this Agreement without cause or the Management Company terminates this Agreement as a result of a Medical Group Default, the Medical Group's right to participate in the Rollup (as defined in Section 3 of the Stockholders' Agreement, dated the date hereof, among the Management Company and the Stockholders listed on Schedule I thereto) shall immediately terminate.

     (e) Either the Management Company or the Medical Group may terminate this Agreement pursuant to Section 24.

     (f) Following any termination of this Agreement, the Management Company shall continue to collect the Medical Group's accounts receivable accrued as of the Termination Date and the Medical Group shall pay to the Management Company the Billing Fee set forth in Section 6 for such collection services.

     SECTION 11. Non-Disclosure of Confidential Information. (a) Neither the Medical Group, its Medical

- ----------
* Omitted pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.


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

Personnel, other employees, consultants, representatives or agents (the "Medical Group Disclosees") nor the Management Company, its employees, consultants, representatives or agents (the "Management Company Disclosees") shall, at any time after the execution and delivery hereof, directly or indirectly disclose any confidential or proprietary information relating to the other party hereto to any person, firm, corporation, association or other entity, nor shall the Medical Group Disclosees or the Management Group Disclosees make use of any of such confidential or proprietary information for its or their own purposes or for the benefit of any person, firm, corporation or other entity except the other party hereto or any subsidiary or affiliate thereof. The foregoing obligation shall not apply to any information which the Medical Group Disclosees or the Management Company Disclosees, as the case may be, can establish to have
(i) become publicly known without breach of this Agreement by it or them or (ii) to have been given to the Medical Group by a third party who is not obligated to maintain the confidentiality of such information.

     (b) The term "confidential or proprietary information" shall mean all information which is known to the Medical Group Disclosees or the Management Company Disclosees, as the case may be, which relates to this Agreement or matters such as patient medical records and charts, trade secrets, books and records, supplies, pricing and cost information, marketing plans, strategies and forecasts. Nothing contained herein shall prevent the Medical Group Disclosees or the Management Company Disclosees, as the case may be, from furnishing confidential or proprietary information pursuant to a direct order of a court of competent jurisdiction.

     SECTION 12. Restrictive Covenants. The parties recognize that the Management Services shall be deliverable only if the Medical Group operates an active medical practice to which the Medical Personnel associated with the Medical Group devote substantial time and attention. To that end:

     (a) During the Term, neither the Medical Group, nor the Physician Partners or Physician Employees, so long as they continue to be Physician Partners and Physician Employees, shall provide Medical Services at any medical office, clinic or other health care facility other than a Facility, without the prior written approval of the JMAB; provided, however, that a Physician Partner or Physician Employee may provide Medical Services at a health care facility other than a Facility, if, and only if, the physician revenues relating to such Medical Services are included in the Medical Group's revenues for the purpose of calculating the Management Company's fees pursuant to Section 6. The Medical Group shall cause the Physicians to comply with their obligation pursuant to this Section 12(a).

     (b) The Medical Group acknowledges and recognizes the highly competitive nature of the business of the Management

Company and that goodwill is an essential asset of the Management Company. Accordingly, during the Term, the Medical Group shall not (i) directly or indirectly engage in any Competitive Business (as defined below), whether such engagement shall be as an employer, owner, consultant, partner or other participant in any Competitive Business, (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i), (iii) employ or otherwise induce employees of the Management Company to terminate their employment with the Management Company or engage in any Competitive Business or (iv) induce customers or vendors of the Management Company to alter or terminate their business relationship with the Management Company. As used herein, the term "Competitive Business" shall mean any business which, directly or indirectly, competes with the Management Company in the provision of management services which are substantially equivalent to the Management Services provided by the Management Company.

     (c) The Management Company and the Medical Group acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this Section 12 shall be inadequate the non-breaching party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to any remedies available at law. If any provision of this Section 12 relating to the restrictive period and/or the scope of activity restricted shall be declared by a court of competent jurisdiction to exceed the maximum time period or scope of activity restricted such court deems reasonable and enforceable under Applicable Law, the time period and/or scope of activity restricted held to be reasonable and enforceable by such court shall thereafter be the restrictive period and/or scope of activity restricted applicable to the restrictive covenant provisions in this
Section 12. The invalidity or non-enforceability of this Section 12 in any respect shall not affect the validity or enforceability of the remainder of this
Section 12 or of any other provisions of this Agreement.

     SECTION 13. Activities of the Management Company. (a) The Medical Group and the Management Company acknowledge that certain federal and state statutes severely restrict or prohibit the Management Company from providing medical services. Accordingly, during the Term, the Management Company represents and warrants that it shall not provide or otherwise engage in services or activities which constitute the practice of medicine, as defined in Applicable Law, except in compliance therewith.

     (b) The Management Company shall not interfere with the exercise of professional judgment by any Medical Personnel nor shall the Management Company interfere with, control, direct or supervise any health care provider in connection with the provision of Medical Services. The foregoing sentence shall not preclude the Management Company from assisting the Medical Group in the development of professional protocols and monitoring compliance with policies and procedures that have been instituted in accordance with this Agreement.

     SECTION 14. Assignment. Except with respect to the Services Agreement dated the date hereof between ACN and the Management Company, neither the Management Company nor the Medical Group shall assign or delegate its rights or duties hereunder without the prior written consent of the other party.

     SECTION 15. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, sent by facsimile or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

     if to the Management Company, to:

               Uptown Physician Management, Inc.
               c/o Advanced Health Corporation
               560 White Plains Road, 2nd Floor
               Tarrytown, New York  10591
               Attention:  Alan Masarek

     with a copy to:

               O'Sullivan Graev & Karabell, LLP
               30 Rockefeller Plaza
               New York, New York  10112
               Attention:  John J. Suydam, Esq.

     if to the Medical Group, to:

               Madison Medical - The Private Practice Group
               of New York, L.L.P.
               535 Park Avenue
               New York, New York  10021
               Attention:  Gerald Bahr, M.D.

     with a copy to:

               Jankoff, Sakofsky, Yegelwel & Gabe, P.C.
               575 Lexington Avenue
               New York, New York 10022
               Attention: John H. Jankoff, Esq.

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile, on the next business day after the date when sent and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

     SECTION 16. Benefits of Agreement; No Third Party Beneficiaries. This Agreement shall bind and inure to the benefit of any successors to or permitted assigns of the Management Company and the Medical Group. None of the agreements, representations or other provisions contained herein shall be for the benefit of any person or entity not a party to this Agreement.

     SECTION 17. Governing Law and Arbitration. (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the laws and principles thereof, or of any other jurisdiction, which would direct the application of the laws of another jurisdiction. The parties hereto shall act in good faith and shall refrain from taking any actions to circumvent or frustrate the provisions of this Agreement.

     (b) All disputes, controversies, differences or claims arising out of, relating to or in connection with this Agreement, or the breach thereof, shall be finally settled by binding arbitration in New York, New York pursuant to the arbitration rules of the American Arbitration Association. Arbitration shall take place before one arbitrator appointed in accordance with such rules. The governing law of the arbitration shall be the law set forth in Section 17(a). Any award or decision rendered by the arbitrator shall clearly set forth the factual and legal basis for such award or decision. Judgment on the award or decision rendered by the arbitrator shall be non-appealable and enforceable in any court having jurisdiction thereof. The costs of the arbitration, including administrative, legal and arbitrator fees, shall be borne by the losing party, or according to the discretion of the arbitrator if the parties disagree as to which party is the losing party under the award or decision.

     SECTION 18. Headings. Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

     SECTION 19. Entire Agreement; Amendments. This Agreement, the Letter Agreement, the Stockholders' Agreement, the Sublicense Agreement, the Schedules and the Exhibits contain the entire understanding of the parties with respect to its subject matter, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

     SECTION 20. Severability. The provisions of this Agreement shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties and the parties shall amend this Agreement in any reasonable manner requested by either party to restore the intended benefits of the provision so severed.

     SECTION 21. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 22. Waivers. Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     SECTION 23. Survival of Termination. Notwithstanding anything contained herein to the contrary, Sections 6, 7(d), 8, 9, 10, 11, 15, 16, 17, 18, 19, 20,
21 and 22 and this Section 23 shall survive any termination or expiration of this Agreement.

     SECTION 24. Contract Modification for Prospective Legal Events. (a) In the event any Applicable Law, now existing or enacted or promulgated after the Effective Date, is interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such Applicable Law, the Medical Group and the Management Company shall amend this Agreement as necessary to avoid such violation. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the Medical Group and the Management Company. If such an amendment is not possible, either party shall have the right to terminate this Agreement without penalty and in good faith so as not to cause unnecessary harm to the other party.

     (b) In the event any Applicable Law, now existing or enacted or promulgated after the Effective Date, is interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to allow a business corporation to purchase, operate or own equity interests in medical practices or professional corporations, and if the Medical Group or any holder or a partnership interest in the Medical Group (the "Offeror") proposes to sell, transfer, assign, pledge, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily, with or without consideration, any partnership interest of the Medical Group or all or substantially all of the assets of the Medical Group (a "Transfer") to any third party (the "Third Party"), then the Offeror shall, before such Transfer, deliver to the Management Company an offer (the "Offer") to enter into such Transfer in place of the Third Party upon the terms offered to such Third Party. The Offer shall remain open and irrevocable for a period of 45 days from the date of its delivery during which time the Management Company shall have the right to accept such Offer. If the Management Company fails to accept such Offer within the 45 day period and the Offeror proposes to enter into such Transfer with a Third Party upon terms more favorable than the Offer (the "New Offer"), the Management Company shall have the right to accept any New Offer within a 30 day period following the Offeror's delivery to the Management Company of a written notice containing the terms of such New Offer.

                                      * * *

     IN WITNESS WHEREOF, the parties have duly executed this Management Services Agreement as of the date first above written.

                                        MADISON MEDICAL - THE PRIVATE
                                        PRACTICE GROUP OF NEW YORK, L.L.P.

                                        By Its Executive Committee on
                                        behalf of Madison Medical - The
                                        Private Practice Group of New
                                        York, L.L.P.

                                        By: [signature unreadable]
                                            --------------------------------

                                        By: [signature unreadable]
                                            --------------------------------

                                        By: [signature unreadable]
                                            --------------------------------

                                        By: [signature unreadable]
                                            --------------------------------

                                        UPTOWN PHYSICIAN MANAGEMENT, INC.


                                        By: [signature unreadable]
                                            --------------------------------
                                            Name:
                                            Title: President

ACCEPTED AND AGREED AS TO
SECTION 7 (a) AND 7(c):

ADVANCED HEALTH CORPORATION

By: /s/ Alan B. Masarek
    --------------------------------
   Name:  Alan B. Masarek
   Title: Chief Oper. Officer/Chief Fin. Operator

ACCEPTED AND AGREED AS TO
SCHEDULE VII AND SECTION 7(e):

ADVANCED CLINICAL NETWORKS CORPORATION

By: /s/ Alan B. Masarek
    --------------------------------
   Name:  Alan B. Masarek
   Title:

                                                                      SCHEDULE I
                                                to Management Services Agreement

                               Management Services

     The Management Services to be provided by the Management Company to the Medical Group shall consist of the following services which will be provided in consideration of the payment of the Management Fee:

          (1) Facilities Management. The Management Company shall provide or arrange for the provision of all facilities management services including, without limitation, the negotiation of real or personal property leases, repairs, maintenance and improvements, procurement of property insurance, utility services (including telephone, electric, gas and water), janitorial services and refuse disposal;

          (2) Finance and Accounting. The Management Company shall provide for the provision of all financial and accounting functions necessary for the operation of the Medical Group and shall provide financial and accounting reporting on a calendar quarter basis within 20 business days after the end of each calendar quarter;

          (3) Billing and Collection. (a) Except with respect to the billing and collection relating to radiology services provided to the Medical Group by a third party, the Management Company shall provide the following billing and collection services and reports to the Medical Group:

                (i) The preparation of and inputting of patient initial bills
                    (super-bills) and the weekly initiation of billing cycles, generation of statements, third-party carrier and governmental program claim forms, collection notices and payment inquiries.

               (ii) Prior to mailing, all bills will be verified against source documents in order to eliminate delay in payments as much as possible.

              (iii) Billing actions will be prioritized by patient financial class and not by physician provider or location of service.

               (iv) All statements will be mailed within seven days of receipt of the charge and other necessary information.

                (v) Billing statements will be completed containing all detail on open items as well as payments, adjustments and information requests.

               (vi) Payments received will be deposited daily into the Medical
                    Group's operating account (the "Operating Account").

              (vii) Posted payments will be verified against the Operating
                    Account deposit tickets on a weekly basis.

             (viii) Follow up on billings which shall include:

                    (A) Automatic insurance inquiries on all third-party carrier accounts if payment is not received within 45 days or such shorter period required under the applicable third-party carrier contractual arrangement from initial billing.

                    (B) Telephone calls will be placed to insurance carriers on all accounts over $75 (long distance included) 45 days from initial billing if no payment has been received.

                    (C) Governmental program charges which are denied by the intermediary will be appealed.

                    (D) Daily skiptracing will be performed to ascertain correct mailing addresses on all mail returned due to incorrect addresses.

               (ix) Management Company will provide in a usable format all the following reports which can be sorted and produced by provider or payor class:

                    (A) Accounts Receivable Summary
                    (B) Practice Revenue Analysis
                    (C) Accounts Receivable Status Reports
                    (D) Account Aging Summary
                    (E) Collection Ratio Report
                    (F) Provider Activity Report
                    (G) Insurance Utilization (as needed)
                    (H) Payor Contract Evaluation (as needed)

                (x) Management Company employees will be cross-trained for each billing function, including data entry, billing, follow up, correspondence, filing, collections, cash receipts, supervision, litigation, and insurance.

               (xi) Management Company will supervise collection agency follow up after the Medical Group has approved write offs, at the Medical Group's option as set forth below.

              (xii) Management Company shall provide management services for office operations including a full-time on-site person at the 110 East 59th Street Medical Group office at the time the Medical Group occupies such office to assist in:

                    (A) Personnel training,
                        promotion of the Medical
                        Group's medical practice and
                        management.

                    (B) Equipment evaluation,
                        selection, installation,
                        quality control and
                        operation.

                    (C) Bookkeeping of expenses, payables,
                        payroll.

                    (D) Advisement of insurance and other
                        controls.

                    (E) Operations, services, hours,
                        techniques, pricing, and policies

          (b) The Medical Group and Management Company shall jointly formulate and agree upon guidelines to be used for the following billing/collection activities contemplated under this agreement:

                (i) The terms and conditions upon which periodic payments to the
                    Medical Group will be allowed.

               (ii) The timing and content of all demand letters to accounts of the Medical Group.

              (iii) Terms and conditions under which accounts can be turned over to collection agencies for further action by Management Company.

               (iv) Terms and conditions upon which Management Company may write off appropriate accounts of the Medical Group and other terms and conditions upon which discounts or other reductions of the Medical Group accounts can be made by Management Company;

     (4) Information Management. The Management Company shall provide or arrange for the provision of all of the Medical Group's information management services.

The Management Company shall protect the confidentiality of patient medical records to the extent required by Applicable Law; provided, however, that in no event shall a breach of such confidentiality be deemed a default under this Agreement unless such breach is part of a continuing course of conduct by the Management Company;

     (5) Personnel. The Management Company shall retain and provide or arrange for the retention and provision of all non-professional administrative, support, clerical, laboratory, secretarial, bookkeeping and collection personnel (collectively, "Administrative Personnel") necessary for the conduct of the Medical Group's business operations. The Management Company shall determine and pay the salaries and fringe benefits of Administrative Personnel, subject to the reasonable and timely approval of the JMAB. The Management Company shall provide administrative services such as scheduling, personnel policies and payroll administration for Administrative Personnel;

     (6) Medical Personnel Recruiting and Payroll. As a material inducement to the Medical Group entering into this Agreement, subject to Section 5(c) of the Agreement, the Management Company shall in consultation with the Medical Group recruit (i) physician partners of the Medical Group (the "Physician Partners"),
(ii) physician employees (the "Physician Employees") and (iii) other professional personnel (the Physician Partners and Physician Employees together with any other professional personnel collectively referred to herein as, the "Medical Personnel") to work for the Medical Group as may be necessary for the Medical Group to provide the Medical Services. The Management Company shall provide payroll administration services for all Medical Personnel engaged by the Medical Group;

     (7) Personnel Verification. With respect to each Physician Partner and Physician Employee, the Management Company shall verify educational and employment experience, licensure and insurability and shall review and provide the Medical Group with copies of any complaints contained in public files of applicable state and federal sanctioning commissions. The Management Company shall use due diligence in providing personnel verification services but in no event shall a breach of such obligation be deemed a default under this Agreement unless such breach is part of a continuing course of conduct by the Management Company and the Management Company shall have no liability to the Medical Group or others in the event any information is inaccurate or incomplete;

     (8) Insurance. The Management Company shall negotiate on behalf of the Medical Personnel the insurance coverage as described in Section 8(a);

     (9) Taxes. The Management Company shall provide the Medical Group and each Physician Partner with access to all information necessary for the Medical Group and each Physician Partner to prepare its or his annual income tax returns and its or his annual and interim financial statements. The Management Company shall cause its subcontractor to generate an annual W-2 statement for each Physician Partner and Physician Employee of the Medical Group. The Management Company shall have no responsibility for (i) the payment of the Medical Group's or any Physician Partner's federal, state or local income or other taxes or (ii) the preparation of any tax returns for the Medical Group or any Physician Partner;

     (10) Inventory and Supplies. The Management Company shall order and purchase inventory, supplies and other ordinary or appropriate materials as the Medical Group deems to be necessary for it to carry out its professional medical activities on behalf of the Medical Group;

     (11) Files and Records. The Management Company shall supervise custody of all files and records relating to the operation of the business of the Medical Group, including, without limitation, accounting, billing, collection and patient medical records. The Management Company on a weekly basis shall deliver back-up copies of the practice management data stored on the IBM RS/6000 computer in the Med-E-System Corporation's Chicago data center (the "Data") to an off-site storage facility designated by the Medical Group. Back-up copies of the Data shall be stored at the off-site facility for the statute of limitations period under Applicable Law applicable to the management of files and records of this kind. The Management Company acknowledges the right of the Medical Group to install its own computer system at the Medical Group's 110 East 59th Street location, or such other location designated by the Medical Group, to run the Data. Business records of the Medical Group created and/or maintained by the Management Company shall be the joint property of the parties and shall at all times be located at a location that is readily accessible to the parties. Patient medical records shall at all times be and remain the property of the Medical Group and shall be located at a location that is readily accessible for patient care. The chief financial officer of the Medical Group shall have unrestricted access to all business and patient medical records and files during reasonable business hours. The Management Company shall preserve the confidentiality of patient medical records and use information contained in such records only for the limited purposes necessary to perform the Management Services; provided, however, that in no event shall a breach of such confidentiality be deemed a default under this Agreement unless such breach is part of a continuing course of conduct by the Management Company;

     (12) Payors. As a material inducement to the Medical Group entering into this Agreement, the Management Company shall assist the Medical Group in the solicitation of, and negotiations with, prospective payors, including, without limitation, preparation of cost forecasts and proposals;

     (13) Managed Care. The Management Company shall use its best efforts to (i) solicit and present to the Medical Group prospective managed care payors and opportunities to engage in managed care contracts ("Managed Care Contracts") and
(ii) negotiate and administer (including, without limitation, the administration of all billings, capitation payments and collections) Managed Care Contracts on behalf of the Medical Group and shall consult with the Medical Group on all professional and clinical matters relating thereto including, without limitation, fee schedules, charges and capitation amounts; provided, however, that each Managed Care Contract entered into by the Medical Group shall be approved in writing by the JMAB;

     (14) Education. The Management Company shall develop and implement community out-reach programs and public relations programs designed to educate the patient population regarding the Medical Group, the availability of its medical services and the availability and terms of any managed care programs in which the Medical Group participates. The programs shall be conducted in compliance with the Applicable Law governing advertising by the medical profession;

     (15) Introductions. The Management Company shall use every reasonable effort to introduce to the Medical Group any single specialty physician network or multi-specialty physician network (each, a "Network") located in Manhattan, Brooklyn, Queens, Staten Island and/or the Bronx now or hereafter managed by the Management Company or any affiliate thereof for the purpose of the Network considering the use of the Medical Group's Medical Services; and

     (16) Non-medical Management Support. The Management Company shall provide all other management support for the Medical Group including, without limitation, assisting with the development and implementation of a strategic growth and business development plan for the Medical Group and the preparation of accounts receivables, accounts payables, aging, collections and quality/utilization review reports.

                                                                     SCHEDULE II
                                                to Management Services Agreement

                        Actual Costs of the Medical Group

Non-Medical Personnel Payroll and Administration (including Payroll Taxes and Benefits Administration); provided, however, that from the date hereof any full-time equivalents employees involved in billing and collection functions as reasonably determined by the JMAB shall be excluded from Actual Costs; provided, further, that from the date hereof reception and scheduling personnel shall be included in Actual Costs.
Rents
Telephone-Communications (except as provided on Schedule VII)
Insurance - Incl. Malpractice
Office Expense (expenses normally incurred in the conduct of its business) Payroll Service
Repairs & Maintenance
Equipment Lease
Logistics/Courier
Legal/Accounting/Prof. Fees (other than legal, accounting and professional fees of the Medical Group not related to the Management Services)
Outside Office Service
Bank Charges (late payments and other ordinary fees incurred in the conduct of its business)
Medical Supplies
Commercial Rent Tax

                                                                    SCHEDULE III
                                                to Management Services Agreement

                               Full-Time Employees

     Two full-time employees hired by a temporary employment agency.

                                                                     SCHEDULE IV
                                                to Management Services Agreement

                             Medical Group Expenses

Medical Personnel Salaries and Professional Expenses
Medical Personnel Payroll Tax and Benefits
Outside Service Professional/Medical/Technical Fees
Medical Personnel Pension Expense
Hospital Fees
Workers Comp/DBL Insurance/Life
Conference Cost/Travel & Entertainment
Dues, Licenses and Subscriptions
Legal/Accounting/Professional Fees Not Related to the Management Services Contributions
Unincorporated Business Tax
Auto Lease/Garage

                                                                      SCHEDULE V
                                                to Management Services Agreement
                                                --------------------------------

     The Medical Group shall pay to the Management Company the following Billing
Fee:

          (1) For the billing and collection services to be rendered from December 11, 1995, until April 30, 1996, the Management Company hereby acknowledges receipt of $407,058.54 from the Medical Group in partial payment for such services. The Management Company further acknowledges that such amount paid by the Medical Group shall be credited against any amounts owed by the Medical Group for the period January 1, 1996, through April 30, 1996, pursuant to paragraph (2) below.

          (2) From January 1, 1996, until December 31, 1996, a monthly fee equal to:

               (a) If the Medical Group's aggregate revenues collected by the Management Company in a given calendar year (the "Aggregate Collections") are less than or equal to $30,000,000, an amount equal to Medical Group's immediate preceding month's revenues collected by the Management Company (the "Monthly Collections") multiplied by [*];

               (b) If Aggregate Collections are greater than $30,000,000 but less than $45,000,000, an amount equal to the Monthly Collections multiplied by [*]; or

               (c) If Aggregate Collections are greater than $45,000,000, an amount equal to the Monthly Collections multiplied by [*].
                                                  ----------
               (d) For new medical practices acquired by, consolidated with or merged into the Medical Group:

                    (i) For each primary care physician, their historical cost;
               provided, that such rate shall not be less than [*] of such
               --------
               physician's billings collected by the Management Company; and

                    (ii) For each specialist physician, a market-based estimate of the rate charged for billing and collection services rendered to specialist physicians of that type.

               (3) From January 1, 1997, until June 30, 1997 (the "Stub Period"), a fee to be determined at the end of







- -----------------------
* Omitted pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

          the Stub Period in accordance with the formulas set forth in this paragraph (3) (a) through (c). As used below (i) "Actual Revenues" shall mean the Medical Group's aggregate revenues collected by the Management Company during the Stub Period and (ii) "Annualized Revenues" shall mean Actual Revenues multiplied by two.
                                               ----------

                    (a) If Annualized Revenues are less than or equal to
               $30,000,000, an amount equal to Actual Revenues multiplied by [*].

                    (b) If Annualized Revenues are greater than $30,000,000, an amount equal to:

               Actual Revenues x $30,000,000 x [  *  ]
                                 -----------
                                 Annualized
                                 Revenues

                                            plus
                                            ----

               Actual Revenues x Annualized x [     ]*
                              Revenues in
                              excess of
                              $30,000,000
                              and less than
                              or equal
                              to $45,000,000
                              --------------
                              Annualized Revenues

                             plus

               Actual Revenues x Annualized x    [  *  ]
                              Revenues in excess
                              of $45,000,000
                              --------------
                              Annualized Revenues

               (c) For new medical practices acquired by, consolidated with or merged into the Medical Group:

                    (i) for each primary care physician, their historical cost;
               provided, that such rate shall not be less than [*] of such physician's billings collected by the Management Company;

                    (ii) for each specialist physician, a market-based estimate of the rate charged for billing and collection services rendered to specialist physicians of that type.


               (4) From June 30, 1997, until the end of the Term, an amount equal to the Renegotiated Percentage multiplied by the Monthly Collections.


- ---------
* Omitted pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

     (5) The Medical Group shall receive a [ ]* discount off the blended Billing Fee for all Medical Group revenues arising under Managed Care Contracts that are collected by the Management Company.

     (6) If the E-Z Cap system is operational, the Medical Group agrees to pay to the Management Company [ ]* per member per month for all capitated lives covered under Managed Care Contracts.

     (7) All Collections shall be deposited in the Operating Account by the Management Company in the same calendar year such collections were collected.

     (8) In calculating the Billing Fee, the Medical Group's revenues used to determine Aggregate Collections, Monthly Collections and Actual Revenues shall exclude the Medical Group's revenues relating to radiology services provided to the Medical Group by a third party.










- ----------
* Omitted pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

                                                                     SCHEDULE VI
                                                to Management Services Agreement



                                 Management Fee
                                 --------------

          The Medical Group shall pay to the Management Company the following Management Fee:

               (1)  From December 11, 1995, until June 30, 1996:

               Actual Costs for the immediately preceding month ("Monthly Actual Costs") plus [ ] *of Monthly Actual Costs;
                       ----

               (2)  From July 1, 1996, until the end of the Term:

                    (a)  If Aggregate Collections (as defined in Schedule V are
                                                                 ----------
     less than or equal to $30,000,000, Monthly Actual Costs plus [  ] *of
                                                             ----
     Monthly Actual Costs;

                    (b) If Aggregate Collections are greater than $30,000,000 but less than or equal to $45,000,000, Monthly Actual Costs plus [ ] *of
                                                                 ----
     Monthly Actual Costs;

                    (c) If Aggregate Collections are greater than $45,000,000 but less than or equal to $60,000,000, Monthly Actual Costs plus [ ] *of
                                                                 ----
     Monthly Actual Costs; or

                    (d) If Aggregate Collections are greater than $60,000,000, Monthly Actual Costs plus [ ] *of Monthly Actual Costs;
                          ----

plus the Management Company's share of any Saving (as defined in paragraph 3
- ----
below) or minus the Management Company's share of any Loss (as defined in
          -----
paragraph 3 below).

          (3) Commencing on July 1, 1997, and on each January 1 and July 1 thereafter, the Management Fee payable shall be adjusted by any Saving or Loss realized during the six-month period immediately preceding such date (each, a "Period") then ended. The Medical Group and the Management Company shall calculate and agree upon a base burden percentage for the Medical Group during the Period ending on December 31, 1996 (the "Base Burden Percentage"). The Base Burden Percentage shall be calculated by dividing (a) the aggregate Actual Costs
                                         --------
for the Medical Group paid by the Management Company during the Period ending on December 31, 1996 normalized to reflect (i) the 18-months of free rent on the 110 East 59th Street location and (ii) redundant costs in excess of $500, if any, created by the consolidation of the Medical Group by (b) the aggregate revenues of the Medical Group collected by the Management company during the Period ending on December 31, 1996; provided, however, that the Base Burden
                                    --------  -------
Percentage shall be recalculated on January 1, 1998, and every 12 months thereafter during the Term by dividing (i) the aggregate Actual Costs for the
                              --------
Medical Group paid by the Management Company



- -----------
* Omitted pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

during the preceding three Periods by (ii) the aggregate revenues of the Medical Group collected by the Management Company during the preceding three Periods. On July 1, 1997, and on each January 1 and July 1 thereafter during the Term, the Saving or Loss shall be calculated by subtracting (a) the aggregate Actual Costs
                                      -----------
for the Medical Group paid by the Management Company during the preceding Period from (b) an amount equal to (i) the Base Burden Percentage multiplied by (ii)
                                                           ----------
the aggregate revenue of the Medical Group collected by the Management Company during the preceding Period (the "Burden Amount"). If the Burden Amount exceeds the Period Actual Costs (the "Saving") or the Period Actual Costs exceed the Burden Amount (the "Loss"), the Medical Group and the Management Company shall share such Saving or Loss [ ] *for the account of the Medical Group and [ ] * for the account of the Management Company.

          (4) In calculating the Management Fee, the Medical Group's revenues used to determine the aggregate revenues of the Medical Group and Aggregate Collections shall exclude the Medical Group's revenues relating to radiology services provided to the Medical Group by a third party.









                                      VI-2


- ----------
* Omitted pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

                                                                    SCHEDULE VII
                                                to Management Services Agreement

                     Hardware, Software and Maintenance Fee
                     --------------------------------------

        The Medical Group shall pay to the Management Company the following Hardware, Software and Maintenance Fee:

          (a) Upon the signing of this Agreement, the Medical Group shall pay to the Management Company the sum of [ ]*

          (b) On the On-line Date, the Medical Group shall pay to the Management Company the sum of [*] (the "Second Installment"). The "On-line Date" shall mean the date on which (i) the personal digital assistants are installed in the Medical Group's offices, as applicable, and on-line in conformance with the specifications set forth on Exhibit A to the Sublicense Agreement, (ii)
                                     ---------
     billing and specifications set forth on Exhibit A to the Sublicense
                                             ---------
     Agreement and available and (iii) personnel involved in the collection, analysis and preparation of billing and financial information and reports are on-line in conformance with the specification set forth on Exhibit A to
                                                                    ---------
     the Sublicense Agreement.

          (c) Except to the extent paid by the Medical Group pursuant to paragraph (a) of this Schedule VII, after the date hereof, in addition to
                           ------------
     the Second Installment, the Medical Group shall pay to the Management Company the following fees (such fees to include payment for the Med-E-Practice System hardware and software to be used by each new physician):


Hardware and Software:
- ----------------------

                             1st 16                2nd 16
                             Physicians            Physicians     >32 Physicians
                             ----------            ----------     --------------

Per Physician                [                                                ]*


Maintenance:
- -----------

     [    ]*  per physician per month for practice management software (provided at the Management Company's cost)

     [    ]*  per physician per month for Med-E-Practice software

Telecommunications:
- ------------------

     ACN shall pay the telecommunication line charges for the dedicated high-speed leased lines at the Medical Group's 110 East 59th Street office.






- ----------
* Omitted pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

        The Medical Group shall pay the telecommunications line charges for each other Medical Group office.

                                                                   SCHEDULE VIII
                                                to Management Services Agreement


                           Information Management Fees
                           ---------------------------


     The Medical Group shall pay to the Management Company on the first business day of each month the following Information management Fee:

          (i) If the On-line Date has not occurred, [ ]*; provided, that if the
                                                         --------
     On-line Date occurs on a date other than the first day of a month, the pro
                                                                            ---
     rata portion thereof based on the number of days elapsed before the
     ----
     occurrence of the On-line Date during such month;

          (ii) If the On-line Date has occurred,

               (A) from August 1, 1996 until December 31, 1996, [ ]*

               (B) from the period from January 1, 1997 until December 31, 1997,
                   [ ]*

               (C) from the period from January 1, 1998 until December 31, 1998,
                   [ ]*

               (D) from the period from January 1, 1999 until December 31, 1991,
                   [ ]*

          provided, that if the On-line Date occurs on a date other than the
          --------
          first day of a month, the pro rata portion thereof based on the number
                                    --- ----
          of days elapsed after the occurrence of the On-line Date during such month.

          Commencing on December 1, 1999, and on each December 1st every four years thereafter during the Term, the Medical Group and the Management Company shall review the Information Management Fee then in effect and shall negotiate in good faith, based on value criteria to be mutually agreed upon by the parties, a new Information Management Fee (the "Renegotiated Information Management Fee").



- ----------
* Omitted pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

                                                                       EXHIBIT A
                                                to Management Services Agreement


                                    GUARANTEE

     In order to induce Madison Medical --- The Private Practice Group of New York, a New York limited liability partnership (the "Medical Group"), to enter into (i) the Management Services Agreement, dated December 11, 1995 (the "Management Services Agreement"), between Uptown Physician Management, Inc., a Delaware corporation (the "Management Company"), and the Medical Group and (ii) the Sublicense Agreement, dated December 11, 1995 (the "Sublicense Agreement"; and together with the Management Services Agreement collectively, the "Agreements"), between the Management Company and the Medical Group, the undersigned hereby irrevocably guarantees to the Medical Group, its successors and assigns upon the terms and conditions set forth herein, the punctual performance when due of the payment and performance obligations of the Management Company under the Agreements and agrees to indemnify and hold harmless the Medical Group, it successors and assigns from and against any damages arising from the non-performance by the Management Company under the Agreements.

     This Guarantee is an absolute, continuing and unconditional guarantee of payment and performance and is not in any way conditioned or contingent upon an attempt to collect from the Management Company or any other action, occurrence or circumstance whatsoever or upon the validity or enforceability of the Agreements or any provision thereof. The Medical Group, its successors and assigns may proceed against the undersigned immediately upon delivery by the Medical Group to such party of a demand for payment of any obligation under the Agreements when due. The liability of the undersigned hereunder shall continue in full force and effect until all of the payments and other obligations of the Management Company under the Agreements are fully satisfied and discharged and shall not be reduced, affected, discharged or impaired in whole or in part until such payments and obligations are paid or satisfied in full.

     The obligations of the undersigned under this Guarantee shall not be subject to any related defenses and counter-claims or any right of set-off, suspension or postponement, recoupment, reduction, limitation or impairment, whether arising hereunder or otherwise.

     The undersigned hereby unconditionally and irrevocably waives notice of acceptance of this Guarantee, diligence, presentment, notice of dishonor and protest, notice of default by the Management Company and all other notices, demands and defenses (other than payment and/or performance, as the case may be) of any kind to which he may be entitled.

     The undersigned hereby agrees that no failure to exercise and no delay in exercising on the part of the Medical Group any right, power or privilege under the Agreements shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The undersigned further agrees that any rights and remedies of the Medical Group under the Agreements shall be cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law. No waiver shall be deemed to have been made by the Medical Group of any of its rights under the Agreements, including without limitation, any course of dealing between the Management Company and the Medical Group with respect to acceptance of late or partial payments, unless any such waiver shall be in writing, signed by the Medical Group, and communicated in the manner prescribed in the Agreements. The Medical Group may deal directly with the Management Company without in any way affecting the liability of the undersigned under this Guarantee.

     The undersigned hereby agrees to indemnify and to hold the Medical Group harmless from and against all costs and expenses incurred in connection with or incidental to the enforcement or protection of the rights of the Medical Group hereunder, including reasonable attorneys' fees and expenses.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, this Guarantee has been executed as of the 11th day of December, 1995.

                                      ADVANCED HEALTH CORPORATION

                                  By: _______________________________
                                      Name:
                                      Title:

AGREED TO AND ACCEPTED AS OF
THE DATE FIRST ABOVE WRITTEN:

MADISON MEDICAL --- THE PRIVATE PRACTICE
GROUP OF NEW YORK, L.L.P.

By   Its Executive Committee on behalf of
     Madison Medical --- The Private
     Practice Group of New York, L.L.P.



- -------------------------                              -------------------------


- -------------------------                              -------------------------